Exhibit 1.1


                                                                  Execution Copy










                         FIRST ALLIANCE MORTGAGE COMPANY


                                       AND


                              LEHMAN BROTHERS INC.


                             UNDERWRITING AGREEMENT



                                       FOR



                    FIRST ALLIANCE MORTGAGE LOAN TRUST 1999-2



                     MORTGAGE LOAN ASSET BACKED CERTIFICATES

                  7.09% CLASS A-1 FIXED RATE GROUP CERTIFICATES
                   CLASS A-2 VARIABLE RATE GROUP CERTIFICATES






June 3, 1999

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                                                                    June 3, 1999



First Alliance Mortgage Company
17305 Von Karman Avenue
Irvine, California 92614

Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285


         First Alliance Mortgage Company (the "Seller") hereby confirms its agreement to sell certain mortgage loan asset backed certificates to Lehman Brothers Inc. (the "Underwriter") as described herein relating to the First Alliance Mortgage Loan Trust 1999-2 (the "Trust"). The certificates, together with certain subordinate certificates to be issued by the Trust, will evidence in the aggregate the entire beneficial interest in a trust estate (the "Trust") consisting of two pools (the "Mortgage Pools") of closed-end mortgage loans (the "Initial Mortgage Loans") and such amounts as may be held by the Trustee in the Pre-Funding Account (the "Pre-Funding Account"), the Capitalized Interest Account (the "Capitalized Interest Account") and any other accounts held by the Trustee for the Trust. The Initial Mortgage Loans shall have, as of the close of business on June 1, 1999 (the "Cut-Off Date"), an aggregate principal balance of $69,748,348. The certificates are to be issued under a pooling and servicing agreement dated as of June 1, 1999 (the "Pooling and Servicing Agreement"), among the Seller, in its individual capacity and in its capacity as servicer (the "Servicer") and Norwest Bank Minnesota, National Association, in its capacity as trustee (the "Trustee") and in its capacity as oversight agent (the "Oversight Agent"). On the Closing Date, approximately $20,251,652 will be deposited in the name of the Trustee in the Pre-Funding Account from the sale of the Certificates. It is intended that additional Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust for inclusion in both Group I and Group II from the Seller from time to time on or before July 30, 1999 from funds on deposit in the Pre-Funding Account at the time of execution and delivery of each Subsequent Transfer Agreement ("Subsequent Transfer Agreement"). Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding Period.

         On or prior to the date of issuance of the Certificates, the Seller will obtain two certificate guaranty insurance policies (the "Policies") issued by MBIA Insurance Corporation (the "Insurer") which will unconditionally and irrevocably guarantee to the Trustee for the benefit of the holders of the Class A-1 Certificates and the Class A-2 Certificates full and complete payment of all amounts payable on the Class A-1 Certificates and the Class A-2 Certificates. All

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capitalized terms used but not otherwise defined herein have the respective meanings set forth in the form of Pooling and Servicing Agreement heretofore delivered to the Underwriter.

         1. Securities. The certificates will be issued in classes as follows:
(i) a senior class with respect to each Mortgage Loan Group consisting of the Class A-1 Fixed Rate Group Certificates (the "Class A-1 Certificates") and the Class A-2 Variable Rate Group Certificates (the "Class A-2 Certificates" and collectively with the Class A-1 Certificates, the "Class A Certificates") and
(ii) a residual class (the "Class R Certificates"). The Class A Certificates and the Class R Certificates are hereinafter referred to as the "Certificates."

         2. Representations and Warranties of the Seller. The Seller represents and warrants to, and covenants with, the Underwriter that:

         A. The Seller has filed with the Securities and Exchange Commission (the "Commission"), a registration statement (No. 333-44585) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Loan Asset Backed Certificates and Notes (issuable in series), which registration statement, as amended at the date hereof, has become effective. Such registration statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(vii) under the Act and complies in all other material respects with such Rule. The Seller proposes to file with the Commission pursuant to Rule 424(b)(5) under the Act, a supplement dated June 7, 1999 to the prospectus dated June 7, 1999 relating to the Certificates and the method of distribution thereof and has previously advised the Underwriter of all further information (financial and other) with respect to the Certificates to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; such prospectus dated June 7, 1999, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) under the Act is hereinafter called the "Basic Prospectus"; such supplement dated June 7, 1999 to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b)(5) of the Act, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus and the Prospectus Supplement together are hereinafter called the "Prospectus." There are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the effective date of the Registration Statement. The conditions for use by the Seller of the Registration Statement on Form S-3 under the Act have been satisfied. The Seller will file with the Commission (i) promptly after receipt from the Underwriter of any Derived Information (as defined herein) a Form 8-K incorporating such Derived Information and (ii) within fifteen days of the issuance of the Certificates a report on Form 8-K setting forth specific information concerning the related Mortgage Loans (the "8-K").

         B. As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b)(5) under the Act and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as

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amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Seller by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus Supplement.

         C. The Seller is duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operations or results of operations of the Seller or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

         D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Certificates, the Insurance Agreement, the Indemnification Agreement or of the Pooling and Servicing Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or any Subsequent Transfer Agreement, (iii) which (except as noted in the Prospectus Supplement under the Caption "RISK FACTORS -- Litigation") may, individually or in the aggregate, materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Certificates, the Pooling and Servicing Agreement or any Subsequent Transfer Agreement, or
(iv) which may affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

         E. The execution and delivery by the Seller of this Agreement, the Indemnification Agreement, the Insurance Agreement and the Pooling and Servicing Agreement, the issuance of the Certificates and the transfer and delivery of the Mortgage Loans to the Trustee by the Seller are within the corporate power of the Seller and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Seller and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Seller or any of its affiliates is a party or by which it or any of them is bound or to which any of the property of the Seller or any of its affiliates is subject, the Seller's charter or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller, any of its affiliates or any of its or their properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the issuance and sale of

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the Certificates by the Seller except pursuant to the Act. Neither the Seller nor any of its affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its affiliates, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Seller to perform its obligations under the Pooling and Servicing Agreement, this Agreement, the Insurance Agreement, the Indemnification Agreement and any Subsequent Transfer Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Seller, taken as a whole.

         F. This Agreement and the Indemnification Agreement have been duly executed and delivered by the Seller, and on or prior to the Closing Date the Pooling and Servicing Agreement, the Insurance Agreement and any Subsequent Transfer Agreement will be duly executed and delivered by the Seller, and each constitutes and/or will constitute, as applicable, the legal, valid and binding obligation of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

         G. The Certificates will conform in all material respects to the description thereof to be contained in the Prospectus and will be duly and validly authorized and, when duly and validly executed, authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         H. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Certificates to the Underwriter, or for the consummation by the Seller, of the other transactions contemplated by this Agreement, the Indemnification Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and any Subsequent Transfer Agreement, other than those that have been obtained.

         I. On the Closing Date, the Initial Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties set out in the Pooling and Servicing Agreement are hereby made to the Underwriter as though set out herein, and at the dates specified in the Pooling and Servicing Agreement, and in any Subsequent Transfer Agreement, such representations and warranties were, or will be, true and correct in all material respects.

         J. On the Closing Date, (x) the Seller will have good title to the Initial Mortgage Loans free of any liens, (y) the Trustee on behalf of the Trust will have acquired beneficial ownership of the Seller's right, title and interest in the Initial Mortgage Loans and (z) the Underwriter will have good title to the Certificates free of any liens. The transfer of the Initial Mortgage Loans to the Trust on the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

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         K. The Seller possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and, except as noted in the Prospectus Supplement under the caption "RISK FACTORS -- Litigation," there are no proceedings, pending or, to the best knowledge of the Seller, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Seller taken as a whole.

         L. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Insurance Agreement, the Indemnification Agreement, and the Pooling and Servicing Agreement or the execution and issuance of the Certificates have been or will be paid on or prior to the Closing Date.

         M. There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller or its subsidiaries, taken as a whole, from March 31, 1999, to the date hereof.

         N. This Agreement and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         O. The Seller is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         P. Each assignment of Mortgages required to be prepared pursuant to the Pooling and Servicing Agreement is based on forms recently utilized by the Seller with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the Seller's business. Based on the Seller's experience with such matters it is reasonable to believe that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Pooling and Servicing Agreement.

         Q. The Seller is eligible to use the Registration Statement.

         R. Neither the Seller nor the Trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

         S. On the Closing Date, the Class A Certificates shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

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         T. The Seller is not in violation of its articles of incorporation or by-laws or, to our knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Seller or which might materially and adversely affect the properties or assets, taken as a whole, of the Seller.

         U. To the best knowledge of the Seller, Deloitte & Touche LLP are independent public accountants with respect to the Sellers as required by the Securities Act and the Rules and Regulations.

         Any certificate signed by any officer of the Seller and delivered to the Underwriter in connection with the sale of the Certificates hereunder shall be deemed a representation and warranty as to the matters covered thereby by the Seller to each person to whom the representations and warranties in this Section 2 are made.

         3. Agreements of the Underwriter. The Underwriter agrees with the Seller that upon the execution of this Agreement and authorization by the Underwriter of the release of the Class A Certificates, the Underwriter shall offer the Class A Certificates for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

         4. Purchase, Sale and Delivery of the Class A Certificates. The Seller hereby agrees, subject to the terms and conditions hereof, to sell the Class A Certificates to the Underwriter, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agrees to purchase the entire aggregate principal amount of the Class A Certificates, consisting of the Class A-1 Certificates in the amount of $55,000,000 and the Class A-2 Certificates in the amount of $35,000,000. At the time of issuance of the Certificates, the Initial Mortgage Loans will be sold by the Seller to the Trust pursuant to the Pooling and Servicing Agreement. The Subsequent Mortgage Loans will be purchased by the Trust for inclusion in both Mortgage Loan Groups, from time to time on or before August 30, 1999. The Servicer and the Oversight Agent will be obligated, under the Pooling and Servicing Agreement, to service the Mortgage Loans either directly or through sub-servicers.

         The Class A Certificates to be purchased by the Underwriter will be delivered by the Seller to the Underwriter (which delivery shall be made through the facilities of The Depository Trust Company ("DTC")) against payment of the purchase price therefor, equal to 99.60% of the aggregate principal amount of each Class of the Class A Certificates, including accrued interest at the Class A-1 Pass-Through Rate on the Class A-1 Certificates from June 1, 1999 to, but not including, the Closing Date, by a same day federal funds wire payable to the order of the Seller. No accrued interest will be payable on the Class A-2 Variable Rate Group Certificates, which shall be dated their date of delivery.

         Settlement shall take place at the offices of Arter & Hadden LLP, 1801 K Street, N.W., Washington, D.C. 20006, at 10:00 a.m. (E.S.T.), on June 16, 1999, or at such other time thereafter as the Underwriter and the Seller determine (such time being herein referred to as the "Closing Date"). The Class A Certificates will be prepared in definitive form and in such

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authorized denominations as the Underwriter may request, registered in the name of Cede & Co., as nominee of DTC.

         The Seller agrees to have the Class A Certificates available for inspection and review by the Underwriter in New York City not later than 1:00 p.m. (E.S.T.) on the business day prior to the Closing Date.

         5. Covenants of the Seller. The Seller covenants and agrees with the Underwriter that:

         A. The Seller will promptly advise the Underwriter and its counsel (i) when any amendment to the Registration Statement shall have become effective,
(ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Seller of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Seller will not file any amendment to the Registration Statement or supplement to the Prospectus after the date hereof and prior to the Closing Date for the Certificates unless the Seller has furnished the Underwriter and its counsel copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects, unless such filing is required by law. The Seller will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

         B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, the Seller will promptly prepare and file with the Commission, subject to Paragraph A of this
Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

         C. The Seller will furnish to the Underwriter, without charge, executed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a Prospectus by the Underwriter or a dealer may be required by the Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriter may reasonably request. The Seller will pay the expenses of printing (or otherwise reproducing) all offering documents relating to the offering of the Class A Certificates.

         D. As soon as practicable, but not later than sixteen months after the date hereof, the Seller will cause the Trust to make generally available to Owners of the Certificates an earning

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statement of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and, at the option of the Seller, will satisfy the requirements of Rule 158 under the Act.

         E. During a period of 20 calendar days from the date as of which this Agreement is executed, neither the Seller nor any affiliate of the Seller will, without the Underwriter's prior written consent (which consent shall not be unreasonably withheld), enter into any agreement to offer or sell mortgage loan asset-backed securities backed by mortgage loans, except pursuant to this Agreement.

         F. So long as any of the Class A Certificates are outstanding, the Seller will cause to be delivered to the Underwriter (i) all documents required to be distributed to Owners of the Class A Certificates and (ii) from time to time, any other information concerning the Trust filed with any government or regulatory authority that is otherwise publicly available.

         G. The Seller, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses in connection with the transactions contemplated herein, including, but not limited to, the expenses of printing (or otherwise reproducing) all documents relating to the offering, the reasonable fees and disbursements of its counsel and expenses of the Underwriter (including the reasonable fees and disbursements of Brown & Wood LLP, as special counsel to the Underwriter) incurred in connection with (i) the issuance and delivery of the Certificates, (ii) preparation, printing, reproducing and delivery of all documents specified in this Agreement,
(iii) any fees and expenses of the Trustee, the Insurer and any other credit support provider (including legal fees), accounting fees and disbursements, and
(iv) any fees charged by investment rating agencies for rating the Class A Certificates.

         H. The Seller agrees that, so long as any of the Class A Certificates shall be outstanding, it will deliver or cause to be delivered to the Underwriter (i) the annual statement as to compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as such statement is furnished to the Seller and (iii) any information required to be delivered by the Seller or the Servicer to the Trustee in order for the Trustee to prepare the report required pursuant to Section 7.8 of the form of Pooling and Servicing Agreement heretofore delivered to the Underwriter.

         I. The Seller will enter into the Pooling and Servicing Agreement, the Insurance Agreement, and all related agreements on or prior to the Closing Date.

         J. The Seller will endeavor to qualify the Class A Certificates for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriter, if any, and will pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Class A Certificates for investment under the laws of such jurisdictions as the Underwriter may reasonably designate, if any.

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         6. Conditions of the Underwriter's Obligation. The obligation of the
Underwriter to purchase and pay for the Class A Certificates as provided herein shall be subject to the accuracy as of the date hereof and the Closing Date (as if made at the Closing Date) of the representations and warranties of the Seller contained herein (including those representations and warranties set forth in the Pooling and Servicing Agreement and incorporated herein), to the accuracy of the statements of the Seller made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder, and to the following additional conditions:

         A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b).

         B. The Underwriter shall have received the Pooling and Servicing Agreement and the Class A Certificates in form and substance satisfactory to the Underwriter, duly executed by all signatories required pursuant to the respective terms thereof.

         C.1. The Underwriter shall have received the favorable opinion of the General Counsel to the Seller, with respect to the following items, dated the Closing Date, to the effect that:

              (a) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and is qualified to do business in each state necessary to enable it to perform its obligations as Servicer under the Pooling and Servicing Agreement. The Seller has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Pooling and Servicing Agreement, any Subsequent Transfer Agreement, the Insurance Agreement and the Indemnification Agreement.

              (b) This Agreement, the Certificates, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement have been duly and validly authorized, executed and delivered by the Seller, all requisite corporate action having been taken with respect thereto, and each (other than the Certificates) constitutes the valid, legal and binding agreement of the Seller enforceable against the Seller in accordance with its respective terms.

              (c) Neither the transfer of the Initial Mortgage Loans to the Trust, the issuance or sale of the Certificates nor the execution, delivery or performance by the Seller of the Pooling and Servicing Agreement, this Agreement, any Subsequent Transfer Agreement, the Insurance Agreement or the Indemnification Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the articles of incorporation or bylaws of the Seller;
         (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or is bound; or
         (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Seller; or (B) results in, or will result in the creation or

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         imposition of any lien, charge or encumbrance upon the Trust or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

              (d) The endorsement and delivery of each Note, and the preparation, delivery and recording of an Assignment in recordable form, with respect to each Mortgage (in the absence of the delivery of the opinions described in Section 3.5(b)(ii)(y) of the Pooling and Servicing Agreement), as and in the manner contemplated by the Pooling and Servicing Agreement, is sufficient fully to transfer to the Trustee for the benefit of the Owners all right, title and interest of the Seller in the Note and Mortgage, as noteholder and mortgagee or assignee thereof, and will be sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Seller and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Seller from being enforceable.

              (e) No consent, approval, authorization or order of, registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of California, for the execution, delivery and performance of the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement, the Indemnification Agreement or the offer, issuance, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Seller, except such which have been obtained.

              (f) The Seller possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and, except as noted in the Prospectus Supplement under the caption "RISK FACTORS -- Litigation," there are no proceedings, pending or, to the best knowledge of the Seller, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of the Seller taken as a whole.

              (g) There are no actions, proceedings or investigations pending or, to such counsel's knowledge, threatened against the Seller before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement, the Indemnification Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement or this Agreement or (iii) which (except as noted in the Prospectus Supplement under the caption "RISK FACTORS -- Litigation") would materially and adversely affect the performance by the Seller of obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Certificates, the Indemnification Agreement, the Insurance Agreement or this Agreement.

              (h) The statements in the Prospectus under the caption "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS," to the extent that statements in such section constitute matters of law or legal conclusions with respect thereto, have been reviewed by attorneys under the supervision of General Counsel to the Seller and are complete and correct in all material respects.

         2. The Underwriter shall have received the favorable opinion of Arter & Hadden LLP, special counsel to the Seller, dated the Closing Date, to the effect that:

              (a) The Certificates, assuming due execution and authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

              (b) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of the Pooling and Servicing Agreement, this Agreement, any Subsequent Transfer Agreement, the Indemnification Agreement, the Insurance Agreement or the offer, issue, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Seller, except such which have been obtained.

              (c) Neither the transfer of the Initial Mortgage Loans to the Trustee, the issuance or sale of the Class A Certificates, nor the execution, delivery or performance by the Seller of the Pooling and Servicing Agreement, the Insurance Agreement, any Subsequent Transfer Agreement, the Indemnification Agreement or this Agreement will (a) conflict with or result in a breach of, or constitute a default under any law, rule or regulation of the State of New York or the federal government, or (b) to such counsel's knowledge, without independent investigation, results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

              (d) Each Subsequent Transfer Agreement at the time of its execution and delivery will be sufficient to convey all of the Seller's right, title and interest in the Subsequent Mortgage Loans to the Trustee and following the consummation of the transaction contemplated by each Subsequent Transfer Agreement, the transfer of the Subsequent Mortgage Loans by the Seller to the Trustee will be a sale thereof.

              (e) The Registration Statement has become effective under the Act, no objection to the use of Form S-3 with respect to the Registration Statement was made by the Commission prior to the time it became effective and, to the best of such counsel's knowledge, no stop order has been issued and no proceedings therefor initiated or threatened and the Registration Statement, the Basic Prospectus and the Prospectus Supplement (other than the financial and statistical data included therein, as to which such counsel need express no opinion), as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration

         Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus Supplement which has not been filed or described as required.

              (f) Neither the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939 nor the registration of the Trust created by such Agreement under the 1940 Act is presently required.

              (g) The statements in the Basic Prospectus set forth under the captions "DESCRIPTION OF THE SECURITIES" and "THE POOLING AND SERVICING AGREEMENT" and the statements in the Prospectus Supplement set forth under the captions "DESCRIPTION OF THE CLASS A CERTIFICATES" and "THE POOLING AND SERVICING AGREEMENT," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

              (h) Except as to any financial or statistical data contained in the Registration Statement, the statements set forth in the Basic Prospectus under the caption "DESCRIPTION OF CREDIT ENHANCEMENT," and in the Prospectus Supplement under the caption "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER," and any Derived Information as to which no opinion or belief need be expressed, to the best of such counsel's knowledge, the Registration Statement, the Basic Prospectus and the Prospectus Supplement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

              (i) Upon receipt by the Trustee, on behalf of the Owners of the Certificates, of the related Notes, endorsed as described in the Pooling and Servicing Agreement, and the receipt by the Seller of the purchase price for the Certificates and for so long as the Trustee maintains actual physical possession of such Notes, (i) the Trustee shall be vested with good and indefeasible title to, and shall be the sole owner of, and shall obtain all right, title and interest of the Seller in, each Mortgage Loan, (ii) in the event that the sale of the Mortgage Loans were to be recharacterized as a financing secured by the Mortgage Loans, the Trustee has a first perfected security interest in the Mortgage Loans and (iii) in the jurisdictions listed in such opinion, the recordation of the assignments of the Mortgages is not required for the Trustee to obtain such rights, as against creditors of, and purported transferees of, the Seller.

              (j) To the best of the knowledge of such counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Certificates (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

         3. The Underwriter shall have received the favorable opinion of Arter & Hadden LLP, special tax and bankruptcy counsel to the Seller, dated the Closing Date, to the effect that:

              (a) Assuming the REMIC election is made in compliance with the Pooling and Servicing Agreement, (i) the Trust, exclusive of the Pre-Funding Account and the Capitalized Interest Account (as defined in the Prospectus Supplement) will qualify as a real estate mortgage investment conduit ("REMIC") (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) for Federal income tax purposes and
         (ii) each Class of the Class A Certificates (as defined in the Prospectus Supplement) will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole "residual interest" in the REMIC.

              (b) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending that would adversely affect the Trust Estate (exclusive of the Pre-Funding Account and the Capitalized Interest Account) as a real estate mortgage investment conduit ("REMIC") as such term is defined in the Code.

              (c) The statements under the captions "SUMMARY OF PROSPECTUS -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES", "-- ERISA CONSIDERATIONS," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS" in the Basic Prospectus and under the captions "SUMMARY OF TERMS -- TAX ASPECTS," "-- ERISA," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS" in the Prospectus Supplement as they relate to federal tax matters are true and correct in all material respects.

              (d) As a consequence of the qualification of the Trust (exclusive of the Pre-Funding Account and the Capitalized Interest Account) as a REMIC, the Class A Certificates will be treated as "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the Trust consist of qualifying assets under such Sections. In addition, as a consequence of the qualification of the Trust (exclusive of the Pre-Funding Account and the Capitalized Interest Account) as a REMIC, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c) of the Code.

              (e) The Trust will not be subject to tax upon its income or assets by the taxing authority of New York State or New York City.

              (f) The Trust will not be subject to the California state income tax. While REMICs are subject to the California state minimum franchise tax imposed under Article 2, Section 23153 of the California Revenue and Taxation Code, such counsel does not express an opinion as to whether the Trust is subject to such tax.

              (g) A court would hold that the conveyance by the Seller of all right, title and interest in the Mortgage Loans to the Trustee (except for the Seller's right, title and interest in the principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date), constitutes a sale of the Mortgage Loans and not a borrowing by the Seller secured by the pledge of the Mortgage Loans. A court would find that, following such conveyance, the Mortgage Loans and proceeds thereof (net of payments of principal and interest due on such Mortgage Loans on or prior to the Cut-Off Date) are not property of the estate of the Seller within the meaning of Section 541 of the Bankruptcy Code, and, further that the Trustee's rights with respect to the Mortgage Loans and the proceeds thereof would not subject it to the automatic stay provisions of
         Section 362 of the Bankruptcy Code. Since the conveyance of the Mortgage Loans (net of payments of scheduled principal due and interest accrued on or prior to the Cut-Off Date) constitutes a sale of said Mortgage Loans then the payments thereunder (net of payments of scheduled principal due on and interest accrued on or prior to the Cut-Off Date) are not property of the estate of the Seller and the distributions of such payments by the Trustee to the Owners of the Certificates are not preferential payments made by, for, or on behalf of the Seller under the provisions of Section 547 of the Bankruptcy Code.

              (h) If a court characterized the transfer of the Mortgage Loans to the Trustee, on behalf of the Owners of the Certificates, as a pledge of collateral rather than an absolute sale or assignment, with respect to the Mortgage Loans and other property included in the Trust on the date hereof, to the extent governed by the laws of the State of New York, a valid security interest has been created in favor of the Trustee, which security interest of the Trustee will be perfected and will constitute a first perfected security interest, with respect to the Seller's right, title and interest in and to the Notes, upon endorsement and delivery thereof to the Trustee. With respect to the security interest of the Trustee in the Notes, New York law would govern.

         4. The Underwriter shall have received the favorable opinion of Brown & Wood llp, special counsel to the Underwriter, dated the Closing Date, to the effect that:

              (a) The Certificates, assuming due execution and authentication by the Trustee, and delivery and payment therefor pursuant to this Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

              (b) No fact has come to such counsel's attention which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) Such other matters as the Underwriter may reasonably request.

         In rendering their opinions, the counsels described in this Paragraph (C) may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Seller.

         D. The Underwriter shall have received a letter from Deloitte & Touche LLP, dated on or before the Closing Date, in form and substance satisfactory to the Underwriter and counsel for the Underwriter, to the effect that they have performed certain specified procedures requested by the Underwriter with respect to the information set forth in the Prospectus and certain matters relating to the Seller.

         E. The Class A Certificates shall have been rated in the highest rating category by Moody's Investors Service, Inc. and by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and such ratings shall not have been rescinded. The Underwriter and its counsel shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Class A Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

         F. The Underwriter shall have received from the Seller a certificate, signed by the president, a senior vice president or a vice president of the Seller, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

         1. the representations and warranties of the Seller in this Agreement, and in the Indemnification Agreement, as of the Closing Date, in the Pooling and Servicing Agreement, in the Insurance Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Seller has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

         2. except as noted in the Prospectus Supplement under the caption "RISK FACTORS -- Litigation," there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Seller which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Seller's obligations under the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement or under the Indemnification Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Seller is pending or contemplated;

         3. the information contained in the Registration Statement and Prospectus relating to the Seller, the Mortgage Loans or the servicing procedures of it or its affiliates or the subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement and Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

         4. the information set forth in the Schedules of Mortgage Loans required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

         5. there has been no amendment or other document filed affecting the articles of incorporation or bylaws of the Seller since August 1, 1996, and no such amendment has been authorized. No event has occurred since June 14, 1999, which has affected the good standing of the Seller under the laws of the State of California;

         6. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Seller and its subsidiaries, taken as a whole, from March 31, 1999;

         7. on or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Seller or in any rating accorded any securities of the Seller, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act; and

         8. each person who, as an officer or representative of the Seller, signed or signs the Registration Statement, the Pooling and Servicing Agreement, this Agreement, the Indemnification Agreement, the Insurance Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Pooling and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         The Seller shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

         G. The Underwriter shall have received an opinion of counsel to the Trustee and Oversight Agent, dated the Closing Date and in form and substance satisfactory to the Underwriter and its counsel, to the effect that:

         1. each of the Trustee and Oversight Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement;

         2. the Pooling and Servicing Agreement has been duly authorized, executed and delivered by each of the Trustee and Oversight Agent and the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting such party, and

         (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

         3. no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Trustee or Oversight Agent in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

         4. the Certificates have been duly executed, authenticated and delivered by the Trustee;

         5. the execution and delivery of, and performance by each of the Trustee and Oversight Agent of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to such party, or the articles or bylaws of the such party, or to the best knowledge of such counsel, any governmental authority having jurisdiction over such party or the terms of any indenture or other agreement or instrument to which the Trustee or Oversight Agent, is a party or by which it is bound; and

         6. in the event that the Servicer defaults in its obligation to make advances under the Pooling and Servicing Agreement, the Trustee or the Oversight Agent or any affiliate of such party, is not prohibited by a provision of its Articles of Incorporation or Bylaws or by any provision of the banking and trust laws of the United States of America or the State of New York, as the case may be (or any rule, regulation, decree or order thereunder), from assuming its obligation to make such advances.

         In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Trustee, the Oversight Agent and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee or the Oversight Agent, as the case may be.

         H. The Underwriter shall have received from the Trustee a certificate, signed by the President, a senior vice president or an assistant vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Certificates, the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         I. The Underwriter shall have received from the Oversight Agent a certificate, signed by the President, a senior vice president or an assistant vice president of the Oversight Agent, dated the Closing Date, to the effect that each person who, as an officer or representative of the Oversight Agent, signed or signs the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         J. The Policies relating to the Class A Certificates shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

         K. The Underwriter shall have received a favorable opinion of Kutak Rock, counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriter, to the effect that:

         1. The Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed and authorized to issue the Policies and perform its obligations under the Policies in accordance with the terms thereof, under the laws of the State of New York.

         2. The execution and delivery by the Insurer of the Policies, the Insurance Agreement and the Indemnification Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policies have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Policies may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

         3. The Insurer is authorized to deliver the Insurance Agreement, and the Indemnification Agreement, and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Insurer enforceable in accordance with their terms except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

         4. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policies; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policies, the form of the Policies has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such Policies.

         5. To the extent any Policy constitutes a security within the meaning of Section 2(1) of the Act, it is a security that is exempt from the registration requirements of the Act.

         6. The information set forth under the caption "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement dated June 7, 1999, insofar as such statements constitute a description of the Policies, accurately summarizes the Policies.

         In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Seller, the Trustee, the Oversight Agent, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

         L. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating, the direction of which has not been indicated, in the rating, if any, accorded the Seller or in any rating accorded any securities of the Seller, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

         M. On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the Act.

         N. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since March 31, 1999, (A) of the Seller or its subsidiaries and affiliates, or (B) of the Insurer, that is in the Underwriter's judgment material and adverse and that makes it in the Underwriter's judgment impracticable to market the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

         O. The Underwriter shall have received from the Insurer a certificate, signed by the President, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policies, the Insurance Agreement, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

         1. each person who as an officer or representative of the Insurer, signed or signs the Policies, the Insurance Agreement, the Indemnification Agreement or any other document delivered pursuant hereto, on the date thereof, or on the Closing Date, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now a duly authorized representative of the Insurer and is authorized to execute and deliver this certificate.

         2. The financial data presented in the table set forth under the heading "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement presents fairly the capitalization of the Insurer and its wholly-owned subsidiaries as of March 31, 1999 and December 31, 1998, respectively, and to the best of the Insurer's knowledge since such date, no material and adverse change has occurred in the financial position of the Insurer other than as set forth in the Prospectus Supplement.

         3. The audited financial statements dated as of December 31, 1998 and December 31, 1997 and the unaudited financial statements dated as of March 31, 1999 incorporated by reference into the Prospectus Supplement are true and accurate.

         4. The information which relates to the Insurer or the Policies under the caption titled "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" in the Prospectus Supplement is true and correct in all material respects.

         5. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or operations or which would materially and adversely affect its ability to perform its obligations under the Policies or the Insurance Agreement.

         6. The execution and delivery of the Insurance Agreement and the Policies and the compliance with the terms and provisions thereof will not conflict with, result in a breach of, or constitute a default under any of the terms, provisions or conditions of the Restated Charter or By-Laws of the Insurer or of any agreement, indenture or instrument to which the Insurer is a party.

         7. The issuance of the Policies and the execution, delivery and performance of the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals or further filing with any governmental agency or other governmental authority, or any approval of the Insurer's board of directors or stockholders, are necessary for the Policies and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

         The officer of the Insurer certifying to items 2 and 3 shall be an officer in charge of a principal financial function.

         The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its bylaws, all of which are in full force and effect on the date of such certificate.

         P. The Underwriter shall have received from Brown & Wood llp, special counsel to the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Prospectus and such other related matters as the Underwriter shall reasonably require.

         Q. The Underwriter and its counsel shall have received copies of any opinions of counsel to the Seller or the Insurer supplied to the Trustee relating to matters with respect to the Certificates or the Policies. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely thereon.

         R. The Underwriter shall have received such further information, certificates and documents as the Underwriter may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Seller is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel, this Agreement and all obligations of the Underwriter hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Seller in writing, or by telephone or telegraph confirmed in writing.

         7. Expenses. If the sale of the Class A Certificates provided for herein is not consummated by reason of a default by the Seller in its obligations hereunder, then the Seller will reimburse the Underwriter, upon demand, for all reasonable out-of-pocket expenses (including, but not limited to, the reasonable fees and expenses of Brown & Wood llp) that shall have been incurred by the Underwriter in connection with its investigation with regard to the Seller, the Class A Certificates and the proposed purchase and sale of the Class A Certificates.

         8. Indemnification and Contribution. A. Regardless of whether any Class A Certificates are sold, the Seller will indemnify and hold harmless the Underwriter, each of its respective officers and directors and each person who controls the Underwriter within the meaning of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with any amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they may become subject, under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading or (ii) in the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will promptly reimburse each such indemnified party upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Seller shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriter specifically for use in connection with the preparation thereof.

         B. Regardless of whether any Class A Certificates are sold, the Underwriter agrees to indemnify and hold harmless the Seller, each of its officers and directors and each person, if any, who controls the Seller within the meaning of the Act or the 1934 Act against any losses, claims, damages or liabilities to which they or any of them become subject under the Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in (ii) the Basic Prospectus or the Prospectus Supplement or any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Seller by or on behalf of the Underwriter specifically for use in the preparation thereof and so acknowledged in writing, and will promptly reimburse the Seller upon demand for any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending against such loss, claim, damage, liability or action.

         C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Paragraphs A and B above such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has not retained counsel reasonably satisfactory to the indemnified party, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to Paragraph A and by the Seller in the case of parties indemnified pursuant to Paragraph B. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated above, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         D. The Underwriter agrees to provide the Seller, for its review, no later than two Business Days prior to the date on which the information required to be filed in accordance with the terms of the No-Action Letters (as defined herein) with a copy of its Derived Information for filing with the Commission on Form 8-K.

         E. The Underwriter agrees, assuming all Seller-Provided Information (as defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Seller, each of the Seller's officers and directors and each person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 8(E) shall be in addition to any liability which the Underwriter may otherwise have.

         The procedures set forth in Section 8(C) shall be equally applicable to this Section 8(E).

         F. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and the Underwriter from the sale of the Class A Certificates or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only relative benefits referred to in clause (i) above but also the relative fault of the Seller and of the Underwriter in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

         The relative benefits received by the Seller and the Underwriter shall be deemed to be in such proportion so that the Underwriter is responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price of the Class A Certificates purchased by the Underwriter over the aggregate purchase price of the Class A Certificates specified in Section 4 of this Agreement and the denominator of which is (y) the Aggregate Resale Price of the Class A Certificates purchased by the Underwriter and the Seller is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Class A Certificates at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Class A Certificates so purchased), determined on the basis of such principal amounts, paid to the Underwriter by all subsequent purchasers that purchased the Class A Certificates on or prior to such date of determination. The relative fault of the Seller and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         G. The Seller and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Paragraph D shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting discounts and commissions received by the Underwriter in connection with its purchase of the Certificates.

         H. For purposes of this Section VIII, the term "Derived Information" means such portion, if any, of the information delivered to the Seller pursuant to Section 8(D) for filing with the Commission on Form 8-K as:

              (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and

              (ii) does not constitute Seller-Provided Information.

              (iii) is of the type of information defined as Collateral term sheets, structural term sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below)).

"Seller-Provided Information" means the information contained on any computer tape furnished to the Underwriter by the Seller concerning the assets comprising the Trust.

         The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood llp on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

         I. The Seller and the Underwriter each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 8 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

         J. The obligations of the Seller under this Section 8 shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act or the 1934 Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller and to each person, if any, who controls the Seller within the meaning of the Act or the 1934 Act; provided, however, that in no event shall the Seller or the Underwriter be liable for double indemnification.

         9. Information Supplied by the Underwriter. The statements set forth in the first sentence of the second and sixth paragraphs under the heading "UNDERWRITING" in the Prospectus Supplement (to the extent such statements relate to the Underwriter), constitute the only information furnished by the Underwriter to the Seller for the purposes of Sections 2(B) and 8(A) hereof.

         10. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed or delivered or telecopied and confirmed in writing to the Underwriter at Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Samir Tabet, and, if sent to the Seller, shall be mailed, delivered or telegraphed and confirmed in writing to the Seller at the address set forth above, Attention: Director of Secondary Marketing.

         11. Survival. All representations, warranties, covenants and agreements of the Seller contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriter and the Seller contained in
Section 8 hereof, and the representations, warranties and agreements of the Underwriter contained in Section 3 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or any subsequent purchaser or the Seller or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Class A Certificates. The provisions of Sections 5, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Termination. The Underwriter shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Seller shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis which, in the Underwriter's reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses (a) through (d), such event singly or together with any other such event makes it in the Underwriter's reasonable judgment impractical to market the Class A Certificates. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of Section 5 (except with respect to expenses of the Underwriter) and Sections 7 and 8 hereof shall at all times be effective. If the Underwriter elects to terminate this Agreement as provided in this Section 12, the Seller shall be notified promptly by the Underwriter by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing a Class A Certificate from the Underwriter), and the officers and directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

         14. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the parties hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

         16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto hereby execute this Underwriting Agreement, as of the day and year first above written.

                                       FIRST ALLIANCE MORTGAGE COMPANY


                                       By:  /s/ Francisco Nebot
                                            ---------------------
                                            Francisco Nebot
                                            Executive VP and Chief Financial
                                            Officer


                                       LEHMAN BROTHERS INC.


                                       By:  /s/ Martin P. Harding
                                            ---------------------
                                            Martin P. Harding
                                            Managing Director






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